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                                                                   Exhibit 10.12
[NATIONSBANK LETTERHEAD]

NationsBank [LOGO]
                                 June 25, 1999


Central Parking Corporation
2401 21st Avenue South, Suite 200
Nashville, Tennessee 37212
Attn:  Stephen A. Tisdell
       Chief Financial Officer


       Re: Credit Agreement dated as of March 19, 1999 among Central Parking Corporation, Central Parking System, Inc., Central Parking System Realty, Inc., Central Parking System of Massachusetts, Inc., CPC Finance of Tennessee, Inc., Kinney System of Sudbury St., Inc., and Allright Holdings, Inc. (the "Borrowers"), The Guarantors from time to time party thereto, the Lenders from time to time party thereto and NationsBank, N.A., as Agent (the "Credit Agreement")


Gentlemen:

Reference is made to the Credit Agreement described above, the defined terms of which are incorporated herein by reference.

The Lenders and the Credit Parties agree that Section 7.13 of the Credit Agreement is hereby amended in its entirety to read as follows:

          7.13 INTEREST RATE PROTECTION AGREEMENT.

          The Borrowers shall, on or before October 29, 1999, enter into interest rate protection agreements protecting against fluctuations in interest rates as to which the material terms are reasonably satisfactory to the Agent, which agreements shall provide for coverage in a principal amount of at least $100,000,000 for a duration of at least four years; provided, however, that the Borrowers shall not have any obligation to keep such interest rate protection agreements in place after repayment in full of the Term Loans.

All references in the Credit Agreement and the other Credit Documents to the "Credit Agreement" shall be deemed to refer to the Credit Agreement as amended hereby.

Except as amended or otherwise modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect.

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This letter agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

This letter agreement may be executed in one or more counterparts, each of which constitute an original, and all of which taken together shall constitute a single document.

                                        Sincerely,

                                        NATIONSBANK, N.A.,
                                        as Agent

                                        By: /s/ William H. Diehl
                                           ------------------------------------
                                        Name: William H. Diehl
                                        Title: Senior Vice President

ACCEPTED AND AGREED:

CENTRAL PARKING CORPORATION, for itself
and each of the other Borrowers and Guarantors

By:/s/ Stephen A. Tisdell
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Title: CFO